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                                 TOYOTA LEASE TRUST

                            (a Delaware Business Trust)





                                  ---------------



                 AMENDED AND RESTATED TRUST AND SERVICING AGREEMENT



                                       Among

                          TOYOTA MOTOR CREDIT CORPORATION,

                                     TMTT, INC.



                                        and

                        (For certain limited purposes only)



                          FIRST BANK NATIONAL ASSOCIATION





                                  ---------------





                            Dated as of October 1, 1996


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

                                 TABLE OF CONTENTS

                                      ARTICLE I
                                    DEFINITIONS

SECTION 1.01  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                     ARTICLE II
                    CREATION OF TITLING TRUST; GRANTOR'S INTEREST

SECTION 2.01  Creation of Titling Trust. . . . . . . . . . . . . . . . . . . . 1
SECTION 2.02  Business Trust . . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 2.03  Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 2.04  Purposes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 2.05  Document Execution and Performance.. . . . . . . . . . . . . . . 3
SECTION 2.06  Additional Beneficiaries.. . . . . . . . . . . . . . . . . . . . 4
SECTION 2.07  Tax Reporting and Characterization.. . . . . . . . . . . . . . . 4

                                    ARTICLE III
                     BENEFICIAL INTERESTS IN THE TITLING TRUST

SECTION 3.01  Sub-Trusts: Creation of UTI and SUBIs. . . . . . . . . . . . . . 4
SECTION 3.02  Beneficiary Liabilities. . . . . . . . . . . . . . . . . . . . . 7
SECTION 3.03  Insurance Policies.. . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 3.04  Allocation of Liabilities and Indemnification. . . . . . . . . . 8

                                     ARTICLE IV
                                    THE SERVICER

SECTION 4.01  Duties of the Servicer . . . . . . . . . . . . . . . . . . . . . 9
SECTION 4.02  Liability of Servicer; Indemnities.. . . . . . . . . . . . . . .10
SECTION 4.03  Merger, Consolidation, or Assumption of the Obligations
              of, the Servicer . . . . . . . . . . . . . . . . . . . . . . . .11
SECTION 4.04  Limitation on Liability of Servicer and Others.. . . . . . . . .11
SECTION 4.05  Servicer Not to Resign; Delegation of Duties.. . . . . . . . . .12
SECTION 4.06  Servicing Compensation . . . . . . . . . . . . . . . . . . . . .13
SECTION 4.07  Powers of Attorney.. . . . . . . . . . . . . . . . . . . . . . .13
SECTION 4.08  Protection of Title to Titling Trust . . . . . . . . . . . . . .14

                                     ARTICLE V
                                      PAYMENTS

SECTION 5.01  Payments from Titling Trust Assets Only. . . . . . . . . . . . .14
SECTION 5.02  Manner of Payment. . . . . . . . . . . . . . . . . . . . . . . .14


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

                                     ARTICLE VI
                                THE TITLING TRUSTEE

SECTION 6.01  Duties and Powers of Titling Trustee.. . . . . . . . . . . . . .15
SECTION 6.02  Duty of Care.. . . . . . . . . . . . . . . . . . . . . . . . . .16
SECTION 6.03  Certain Matters Affecting the Titling Trustee. . . . . . . . . .17
SECTION 6.04  Titling Trustee Not Liable for Certificates or Losses. . . . . .19
SECTION 6.05  Indemnity of Titling Trustee and Trust Agents. . . . . . . . . .20
SECTION 6.06  Titling Trustee's Right Not to Act.. . . . . . . . . . . . . . .21
SECTION 6.07  Qualification of Titling Trustee.. . . . . . . . . . . . . . . .21
SECTION 6.08  Resignation or Removal of Titling Trustee. . . . . . . . . . . .21
SECTION 6.09  Successor Titling Trustee. . . . . . . . . . . . . . . . . . . .22
SECTION 6.10  Merger or Consolidation of Titling Trustee.. . . . . . . . . . .22
SECTION 6.11  Appointment of Co-Titling Trustee, Separate Titling
              Trustee, or  Nominee.. . . . . . . . . . . . . . . . . . . . . .23
SECTION 6.12  Representations, Warranties and Covenants of Titling
              Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 6.13  Titling Trustee's Fees and Expenses. . . . . . . . . . . . . . .26
SECTION 6.14  No Petition. . . . . . . . . . . . . . . . . . . . . . . . . . .26
SECTION 6.15  Stock of TMTT, Inc.. . . . . . . . . . . . . . . . . . . . . . .26

                                    ARTICLE VII
                    ACCOUNTS; CASH FLOWS; PERMITTED INVESTMENTS

SECTION 7.01  Accounts.. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
SECTION 7.02  Relationship to Securitized Financings.. . . . . . . . . . . . .30
SECTION 7.03  SUBI Lease Funding Accounts. . . . . . . . . . . . . . . . . . .30
SECTION 7.04  Rebalancing After Third Party Claim. . . . . . . . . . . . . . .31

                                    ARTICLE VIII
                                    TERMINATION

SECTION 8.01  Termination of the Titling Trust . . . . . . . . . . . . . . . .31
SECTION 8.02  Termination at the Option of Beneficiary . . . . . . . . . . . .32
SECTION 8.03  Titling Trustee Actions Upon Termination . . . . . . . . . . . .32

                                     ARTICLE IX
                              MISCELLANEOUS PROVISIONS

SECTION 9.01  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . .32
SECTION 9.02  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 9.03  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 9.04  Severability of Provisions.. . . . . . . . . . . . . . . . . . .33
SECTION 9.05  Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 9.06  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .33
SECTION 9.07  Table of Contents and Headings . . . . . . . . . . . . . . . . .33

EXHIBITS

EXHIBIT A -- Form of UTI Supplement, including Form of UTI
             Certificate                                                A-1

EXHIBIT B -- Form of SUBI Supplement, including Form of SUBI
             Certificate                                                B-1

     AMENDED AND RESTATED TRUST AND SERVICING AGREEMENT, dated as of October 1, 1996 among TOYOTA MOTOR CREDIT CORPORATION, a California corporation (as grantor, initial beneficiary and servicer) and TMTT, INC., a Delaware corporation, as Titling Trustee, and, for the limited purposes set forth herein, FIRST BANK NATIONAL ASSOCIATION, a national banking association, as Trust Agent, amending and restating in its entirety the Trust and Servicing Agreement dated as of October 1, 1996 among the same parties, and herein referred to as the "Titling Trust Agreement" or this "Agreement".

     IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

     SECTION 1.01 DEFINITIONS. For all purposes of this Titling Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Annex of Definitions attached hereto for all purposes of this Titling Trust Agreement. In the event of any conflict between a definition set forth herein and that set forth in the Annex of Definitions, that set forth herein shall prevail. All terms used in this Titling Trust Agreement include, as appropriate, all genders and the plural as well as the singular. All references such as "herein", "hereof" and the like shall refer to this Titling Trust Agreement as a whole and not to any particular article or section within this Titling Trust Agreement. All references such as "includes" and variations thereon shall mean "includes without limitation" and references to "or" shall mean "and/or". Any reference to the "Titling Trustee, acting on behalf of the Titling Trust", or words of similar import, shall be deemed to mean the Titling Trustee, acting on behalf of Toyota Lease Trust and all beneficiaries thereof.

                                      ARTICLE II

                    CREATION OF TITLING TRUST; GRANTOR'S INTEREST

     Section 2.01 CREATION OF TITLING TRUST. There is hereby formed in accordance with the provisions of the Delaware Act, a Delaware business trust to be known as the Toyota Lease Trust. The Titling Trustee is hereby authorized and vested with the power and authority to make and execute contracts, instruments, certificates, agreements and other writings on behalf of the Titling Trust as set forth herein and to sue and be sued on behalf of the Titling Trust.

     The Titling Trustee does hereby accept and agree to hold in trust, for the benefit of the UTI Beneficiary and such other Persons as may become Beneficiaries hereunder from time to time, all Titling Trust Assets conveyed or to be conveyed pursuant to Section 3.01, and all monies and proceeds that may be received thereunder, subject to the terms of this Agreement.

     SECTION 2.02 BUSINESS TRUST. It is the intention of the parties hereto that the Titling Trust be a business trust under the Delaware Act and that this Agreement shall constitute the


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

governing instrument of the Titling Trust. Effective as of the date hereof, the Titling Trustee shall have all rights, powers and duties set forth herein and in the Delaware Act with respect to accomplishing the purposes of the Titling Trust. At the direction of the Grantor, the Titling Trustee shall file or cause to be filed a certificate of trust for the Titling Trust pursuant to the Delaware Act and such amendments thereto as shall be necessary or appropriate to satisfy the purposes of this agreement and as shall be consistent with the provisions hereof.

     SECTION 2.03 OFFICES. The principal place of business of the Titling Trust for purposes of Delaware law shall be in care of the Delaware Trustee as identified in the Co-Trustee Agreement. The Titling Trust may establish additional offices located at such place or places inside or outside of the State of Delaware as the Titling Trustee may designate from time to time in
written notice to each Beneficiary and the Servicer.   Initially, the Titling
Trust shall establish one such additional office at offices of Toyota Motor Credit Corporation set forth in Section 9.03.

     SECTION 2.04  PURPOSES.

     (a) The purposes of the Titling Trust are to: (i) take assignments and conveyances of, hold in trust and release its ownership interest in the Titling Trust Assets as nominee holder of legal title and for the benefit of, and at the direction of, the Beneficiaries; (ii) engage in any of the other activities described or authorized in this Agreement, any UTI Supplement or SUBI Supplement, or in any amendment to this Agreement or any UTI Supplement or SUBI Supplement; and (iii) engage in any and all activities that are necessary or appropriate to accomplish the foregoing or that are incidental thereto or connected therewith. The Titling Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by applicable law or (subject to the terms of this Agreement) the documents relating to a Securitized Financing.

     In consideration of the receipt of beneficial interests in the Titling Trust described in Article III, the Grantor shall from time to time assign, transfer, contribute or convey, or cause to be assigned, transferred, contributed or conveyed, the Titling Trust Assets to the Titling Trust. The Titling Trust, and the Titling Trustee on behalf of the Titling Trust, shall hold in trust all legal rights and interests in the Titling Trust Assets for the benefit of the Beneficiaries.

     The UTI Beneficiary may from time to time designate the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, as the nominee holder of legal title to Contracts that are Eligible Contracts, the related Leased Vehicles and other Titling Trust Assets. In connection therewith, such Leased Vehicles will be titled in the name of the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, and the Titling Trustee will accept such designation and, subject to the other terms of this Agreement, will permit the related Certificates of Title to be titled in the name of the Titling Trust or the Titling Trustee, on behalf of the Titling Trust. Legal title to all Titling Trust Assets shall be vested in the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, as a separate legal entity except to the extent otherwise specifically provided herein or in any other document relating to a Securitized Financing or where applicable state law requires any Titling Trust Asset to be vested otherwise, in which case the Titling

Trustee will, at the direction of the UTI Beneficiary or the Servicer, cause legal title to be held as required thereby.

     (b) The Titling Trustee hereby accepts and agrees to hold in trust all Titling Trust Assets conveyed to it hereunder, for the use and benefit of, and as nominee holder of legal title for, the Beneficiaries and any successors and assigns as may be designated pursuant to the terms hereof or as may otherwise succeed to the rights of a Beneficiary hereunder. The Servicer may appoint one or more nominees to hold title to some or all of the Titling Trust Assets in the name of such nominee title holder for the sole and exclusive benefit of the Titling Trust and, upon the appointment of such nominee title holder(s), the Titling Trustee will transfer title to all or such portion of the Titling Trust Assets as directed by the Servicer.

     SECTION 2.05 DOCUMENT EXECUTION AND PERFORMANCE. Each Beneficiary hereby authorizes and directs the Titling Trustee, and the Titling Trustee hereby agrees to: (i) at the request of a Beneficiary or the Servicer, execute and deliver all agreements, instruments or documents necessary or advisable to accept, or cause the Titling Trust to accept, the designation as nominee holder of legal title to Contracts, Leased Vehicles and other Titling Trust Assets as described herein and cause the related Certificates of Title to be titled in the name of the Titling Trust or the Titling Trustee, on behalf of the Titling Trust; (ii) take action that is required to be taken by the Titling Trustee as specified in the documents relating to a Securitized Financing or at the direction of the relevant Beneficiary in accordance with applicable law;
(iii) exercise its rights and perform its duties as Titling Trustee as specified in the documents relating to a Securitized Financing; (iv) at the direction of a Beneficiary (a) release, discharge, sell, assign, transfer, pledge, convey or otherwise dispose of any right, title or interest in and to any portion of the Titling Trust Assets comprising the related Sub-Trust (or to cause the Titling Trust to take any such action), (b) amend or revoke the terms hereof with respect to all or any portion of the related Titling Trust Assets or affecting any other provision hereof; and (v) appoint the Servicer as the attorney in fact for the Titling Trust as contemplated by this Titling Trust Agreement and the related SUBI Servicing Supplement and direct the Servicer to perform such administrative duties on behalf of the Titling Trust as are set forth herein.

     SECTION 2.06 ADDITIONAL BENEFICIARIES. Notwithstanding any other provision of this Agreement, the UTI Beneficiary and the Servicer may in writing designate additional Beneficiaries who shall have the right to designate the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, as nominee holder of legal title to Contracts, Leased Vehicles and other Titling Trust Assets and cause the related Certificates of Title to be titled in the name of the Titling Trust or the Titling Trustee, on behalf of the Titling Trust. No Person shall become a Beneficiary until it has delivered to the parties hereto an agreement in form and substance satisfactory to the Titling Trustee and the Servicer pursuant to which it agrees to become a party to this Agreement.

     SECTION 2.07 TAX REPORTING AND CHARACTERIZATION. Consistent with the treatment of the Titling Trust for tax purposes as a mere nominee holder of legal title of the Titling Trust Assets with respect to each Sub-Trust, unless otherwise required by appropriate taxing authorities, the Titling Trust will not file or cause to be filed any annual or other tax returns with respect to the Titling Trust. Consistent with the treatment of the UTI Sub-Trust as a mere agent of the UTI Beneficiary for tax purposes, unless otherwise required by appropriate taxing authorities, the UTI Beneficiary will not file or cause to be filed any annual or other tax returns with respect to the UTI Sub-Trust. In the event that the Titling Trust or the UTI Sub-Trust or the Titling Trustee on behalf of the Titling Trust or the UTI Sub-Trust is required to file any tax returns, the Servicer will prepare or cause to be prepared the returns for the Titling Trust, the Titling Trustee or the UTI Sub-Trust and will deliver such returns to the Titling Trustee for signature, unless applicable law requires one or more Beneficiaries to sign such returns, in which case the Servicer will deliver such returns to such Beneficiary or Beneficiaries. The Titling Trust shall not elect to be treated as an association under Section 301.7701-3(a) of the regulations of the United States Department of the Treasury for federal income tax purposes.

                                    ARTICLE III

                     BENEFICIAL INTERESTS IN THE TITLING TRUST

     SECTION 3.01  SUB-TRUSTS:  CREATION OF UTI AND SUBIS.

     (a) Subject to the other provisions of this Section, to the extent designated by the UTI Beneficiary from time to time, the Titling Trustee shall establish one or more Sub-Trusts under this Agreement and allocate the Titling Trust Assets identified by the UTI Beneficiary to each such Sub-Trust, and the Titling Trustee shall hold such Titling Trust Assets as Titling Trustee hereunder for the benefit, and subject to the direction, of the Beneficiaries of such Sub-Trust. Each Sub-Trust shall be created by the execution and delivery of a UTI Supplement or SUBI Supplement (as appropriate) and shall have the name and beneficiaries designated by the UTI Beneficiary and shall be a separate series of the Titling Trust pursuant to Section 3806(b)(2) of the Delaware Act. The Servicer shall maintain separate and distinct records for each Sub-Trust, and the Titling Trust Assets allocated to such Sub-Trust shall be held and accounted for separately from all other Titling Trust Assets. Subject to the right of the Titling Trustee to allocate certain Liabilities, charges and reserves as provided herein and in any UTI Supplement or SUBI Supplement, and in accordance with Section 3804(a) of the Delaware Act or to the extent otherwise permitted by applicable law, all debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Sub-Trust shall be enforceable against the Titling Trust Assets allocated to such Sub-Trust only, and not against the Titling Trust Assets allocated to any other Sub-Trust. Every note, bond, contract or other undertaking issued by or on behalf of a Sub-Trust (including any UTI Certificate or SUBI Certificate) shall include a recitation limiting the obligation represented thereby to the related Sub-Trust and the Titling Trust Assets allocated thereto. The Certificate of Trust for the Titling Trust shall include notice of the limitation of liabilities of each Sub-Trust of the Titling Trust, in accordance with Section 3804(a) of the Delaware Act.

     (b) In accordance with Section 3806(b) of the Delaware Act, all Titling Trust Assets that have not been allocated to a SUBI Sub-Trust shall constitute, and be defined as, the "UTI Assets" and shall be, and be deemed to be, identified to and assets of the UTI Sub-Trust separate from the assets of any SUBI Sub-Trust within the Titling Trust. The UTI Sub-Trust shall be a separate series of the Titling Trust pursuant to Section 3806(b)(2) of the Delaware Act. In accordance with Section 3.01(a), the Servicer shall maintain separate and distinct records for the

UTI Sub-Trust and the UTI Assets shall be held and accounted for separately from all other Titling Trust Assets. Pursuant to the related UTI Supplement, the Titling Trustee shall distribute to or upon the order of the UTI Beneficiary, a UTI representing an undivided interest in the UTI Sub-Trust and the UTI Assets which may be subdivided and will be represented by one or more UTI Certificates issued pursuant to one or more related UTI Supplements. Except as otherwise provided for herein or in a UTI Supplement, all income and other amounts with respect to the UTI shall be distributed or retained by the Titling Trustee as directed from time to time by the UTI Beneficiary.

     (c) The Titling Trustee shall from time to time, as directed in writing by the UTI Beneficiary, and subject to Section 3.01(d), identify or cause to be identified on the books and records of the Titling Trust one or more separate SUBI Sub-Trusts to be accounted for separately from each other and from the UTI Sub-Trust within the Titling Trust, and will identify and allocate, or cause to be identified and allocated, to such SUBI Sub-Trust on such books and records certain Titling Trust Assets that are not then allocated to another SUBI Sub-Trust. Upon such allocation, such related SUBI Assets shall no longer be assets of, or allocated to, the UTI (unless and until specifically reallocated to the UTI from that SUBI in accordance with the related SUBI Supplement). Each SUBI shall constitute a separate series of the Titling Trust pursuant to Section 3806(b)(2) of the Delaware Act and shall represent the beneficial interest in such SUBI and the SUBI Assets allocated thereto from time to time. Each SUBI shall be represented by one or more separate SUBI Certificates issued pursuant to the related SUBI Supplement. Pursuant to the related SUBI Supplement, the Titling Trustee shall issue each SUBI Certificate to or upon the order of the UTI Beneficiary.

     (d) Notwithstanding anything to the contrary contained in this Section, the Titling Trustee shall create a new SUBI Sub-Trust and SUBI and issue to or upon the order of the UTI Beneficiary one or more SUBI Certificates evidencing such SUBI by executing and delivering a SUBI Supplement only (i) upon receipt of a certification of the UTI Beneficiary, dated as of the date of the issuance of the related SUBI Certificate, to the effect that, as of the date of such certificate, and after giving effect to the creation of the SUBI Sub-Trust, the transfer to the UTI Beneficiary of any SUBI Certificates in connection therewith and the application by the UTI Beneficiary of any net proceeds from any Securitized Financing involving such SUBI and such SUBI Certificates, no Event of Servicing Termination or other Early Amortization Event (or event that, with the passage of time or the giving of notice, or both, could constitute an Event of Servicing Termination or other Early Amortization Event), in each case as defined in the relevant Transaction Documents, shall exist under any Securitized Financing or other agreement or obligation secured by a UTI Pledge, and (ii) if, as of the date of the issuance of the SUBI Certificates, the Titling Trustee shall not have received from any pledgee of a UTI Pledge a notice asserting any such default under any Securitized Financing or other agreement or obligation so secured.

     (e) The UTI Beneficiary shall not further transfer, assign, or pledge any beneficial interest in the Titling Trust except as contemplated herein. The UTI Beneficiary shall at all times maintain any minimum net worth specified in the related UTI Supplement or any related SUBI Supplement.

     (f) Each SUBI Beneficiary shall maintain with respect to the SUBI relating thereto any minimum interest in that SUBI and the related SUBI Sub-Trust as may be required by the applicable SUBI Supplement. Each SUBI Beneficiary shall at all times maintain any minimum net worth specified in the related SUBI Supplement.

     (g) Except to the extent specified in this Agreement or in any applicable SUBI Supplement, interests in a SUBI or SUBI Certificate shall be nontransferable, provided that all or any part thereof may be (i) transferred and assigned to a special purpose subsidiary of TMCC or another vehicle created for the purpose of a Securitized Financing involving a SUBI, or (ii) assigned, either absolutely or collaterally, or pledged by the UTI Beneficiary or the related SUBI Beneficiary to or in favor of a trustee for one or more securitization trusts solely for the purpose of securing or otherwise facilitating one or more Securitized Financings, and provided further that each such assignee or pledgee must (x) give a non-petition covenant substantially similar to that set forth in Section 6.14, and (y) execute an agreement between or among itself and each UTI Beneficiary and any SUBI Beneficiary, to release all claims to the Titling Trust Assets allocated to the UTI Sub-Trust or any other SUBI Sub-Trust and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the Titling Trust Assets allocated thereto. In the event of a sale or an absolute assignment, or upon foreclosure in the event of a collateral assignment or pledge as contemplated in clause (ii), such purchaser, assignee or pledgee shall be a SUBI Beneficiary in the manner and to the extent set forth in the related SUBI Certificates so acquired and in the applicable SUBI Supplement. If so specified in the related SUBI Supplement, the foregoing provisions restricting the transfer of SUBI Certificates may be waived upon delivery to the Titling Trustee and the UTI Beneficiary of an Opinion of Counsel in form and scope reasonably satisfactory thereto to the effect that a contemplated transfer of SUBI Certificates will not have any material adverse effect upon the Titling Trust, any Sub-Trust or the interests of any Beneficiary.

     Section 3.02  BENEFICIARY LIABILITIES.

     (a) The Beneficiary or Beneficiaries of each Sub-Trust shall, as to such Sub-Trust but not as to any other Sub-Trust, each be jointly and severally liable to third parties (including the Beneficiary or Beneficiaries of all other Sub-Trusts) and indemnify, defend and hold harmless the Titling Trustee, including its officers, directors, employees and agents, for all Liabilities incurred in connection with the SUBI Assets of such Sub-Trust, including all state and local taxes assessed on the Titling Trustee or the Titling Trust or any such other Beneficiary resulting from the allocation of Titling Trust Assets to such Sub-Trust.

     (b) The UTI Beneficiary shall (to the extent necessary after giving effect to Section 3.02(a)) indemnify, defend and hold harmless the Titling Trustee, including its officers, directors, employees and agents, for all Liabilities of the Titling Trust or the UTI Sub-Trust to third parties to the same extent that the UTI Beneficiary would be liable if the Titling Trust or the UTI Sub-Trust were a partnership formed under either of the Delaware Partnership Acts and the UTI Beneficiary were a general partner thereof.

     (c) As set forth in this Section, the Titling Trustee and its successors, assigns, agents, officers, directors and employees shall be indemnified, defended and held harmless with respect to any Liabilities arising out of or in connection with the Titling Trustee's acceptance or performance of the trusts and duties contained in this Titling Trust Agreement and in any SUBI Supplement or related SUBI Servicing Supplement. Notwithstanding the foregoing, in no event shall the Titling Trustee or its officers, directors or employees, be indemnified, defended or held harmless for any Liabilities incurred solely (i) by reason of the Titling Trustee's willful malfeasance, bad faith or negligence or (ii) by reason of the Titling Trustee's breach of its representations set forth in Section 6.12. The Titling Trustee shall promptly notify the Beneficiaries of any claim for which it may seek indemnity. Failure by the Titling Trustee to so notify the Beneficiaries of a claim for which it seeks indemnification shall not relieve the Beneficiaries of their obligations under this Section except to the extent of Liabilities that the Beneficiaries could have avoided if notice had been so provided.

     (d) All third party creditors of the Titling Trust shall be deemed to be third party beneficiaries for purposes of this Section. The indemnities contained in this Section shall survive the resignation or termination of the Titling Trustee, or the termination of this Agreement. Any amounts that are paid to the Titling Trustee pursuant to this Section shall no longer be deemed to be Titling Trust Assets immediately after such amounts have been paid to the Titling Trustee. To the extent provided in this Section, the Beneficiaries hereby waive the limited liability protection otherwise afforded under the Delaware Act (including Section 3803 thereof) or any other law.

     SECTION 3.03  INSURANCE POLICIES.

     (a) The Grantor will cause to be maintained, and shall not, without the prior written consent of the Servicer, which consent may not be unreasonably withheld, or, in the case of a rated Securitized Financing, unless otherwise specified in the related SUBI Supplement, the consent of each Rating Agency, cause the termination of, the Contingent and Excess Liability Insurance Policies unless (i) one or more replacement insurance policies or binder(s) is obtained providing coverage against third party claims that may be raised against the Titling Trustee, on behalf of the Titling Trust, with respect to any Leased Vehicle included in the 1997-A SUBI Sub-Trust in an amount at least equal to $10 million per claim, not subject to any annual or aggregate cap (which policy or policies may be a blanket insurance policy or policies covering the Servicer and one or more of its Affiliates), or (ii) such further conditions as are specified in any SUBI Servicing Supplement are satisfied.

     (b) The UTI Beneficiary shall cause each of the Contingent and Excess Liability Insurance Policies referred to in Section 3.03(a) to name the Titling Trustee or Titling Trust as additional insureds or loss payees.

     SECTION 3.04 ALLOCATION OF LIABILITIES AND INDEMNIFICATION. Notwithstanding any other provision of this Agreement, any Supplement or any amendment hereto, (i) to the extent that a Liability, including any indemnification obligation, shall be incurred or suffered with respect to, or is attributable to, one or more Affected Trust Assets allocated to one or more Sub-Trusts, the Beneficiaries of each such Sub-Trust shall bear in full such Liability or indemnification obligation in proportion to the ratio of the aggregate value of the Affected Trust Assets in the UTI Portfolio or the related SUBI Portfolio, as the case may be, to the aggregate value of the Affected Trust Assets, but (ii) to the extent that any such Liability or indemnification obligation is suffered with respect to all Titling Trust Assets generally, the Beneficiaries shall bear such Liability or indemnification obligation in proportion to the ratio of the aggregate value of the Contracts and Leased Vehicles in the UTI Portfolio or the related SUBI Portfolio, as the case may be, to the aggregate value of all Contracts and Leased Vehicles that are Titling Trust Assets.

                                     ARTICLE IV

                                    THE SERVICER

     SECTION 4.01 DUTIES OF THE SERVICER. The Servicer is hereby appointed and authorized to act as attorney-in-fact for the Titling Trust, and in such capacity shall manage, service, administer and make collections on the Titling Trust Assets with reasonable care, using that degree of skill and attention that it exercises with respect to comparable assets that it services for itself. The Titling Trustee shall, with the consent of the Servicer, enter into any and all agreements specified by the Beneficiary of the UTI or a SUBI in order to add, delete or amend any or all of the obligations of the Servicer hereunder in respect of all or any portion of the Titling Trust Assets in the UTI Sub-Trust or the related SUBI Sub-Trust. The Servicer shall follow its customary standards, policies and procedures and, unless otherwise indicated herein or in the related SUBI Servicing Supplement, shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administrating and collecting that it may deem necessary or desirable in the interest of the Titling Trust. The foregoing shall not be construed to prevent the Servicer from implementing new programs, whether on an intermediate pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures, as long as, in each case, the Servicer does or would implement such programs, or modify its standards, policies and procedures, in respect of comparable assets for itself in the ordinary course of business.

     Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Beneficiaries and the Titling Trust to (x) modify or extend the term of any Contract on the same terms and conditions it applies or would apply to comparable assets owned by it, or (y) execute and deliver, on behalf of the Titling Trust, any and all instruments, certificates or other documents necessary or advisable to record and maintain title to the Leased Vehicles in the name of the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, and to release interests of the Titling Trust, the Titling Trustee, on behalf of the Titling Trust, and each Beneficiary in any Leased Vehicle in connection with the sale or other disposition of a Leased Vehicle (whether directly to the Obligor under the Contract relating to the Leased Vehicle or to a third party) by the related Beneficiary as contemplated by this Agreement and the other documents relating to a Securitized Financing. The Servicer also shall be responsible for creating, maintaining and amending the Schedule of Contracts and Leased Vehicles. The Servicer shall deliver to the Titling Trustee, upon written request therefor by the Titling Trustee or any Beneficiary, and upon any Trust Asset Transfer, a revised Schedule of Contracts and Leased Vehicles current as of a date not more than ten days prior to the date of such delivery.

     The Servicer is hereby authorized to communicate with Obligors in the course of its servicing of the Contracts and Leased Vehicles in its own name. The Servicer is hereby authorized to commence, in its own name or in the name of the Titling Trust, a legal proceeding or participate in a legal proceeding (including a bankruptcy proceeding) relating to or involving the protection or enforcement of the interest of the Titling Trust or the related Beneficiary in any Contract, Leased Vehicle or other Trust Asset. If the Servicer commences or participates in such legal proceeding in its own name, the Titling Trust shall thereupon be deemed to have automatically assigned legal title to each related Leased Vehicle and the Titling Trust's interest in the related Contract to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Titling Trust to execute and deliver in the Servicer's name any notices, demands, Claims, responses, affidavits or other documents or instruments in connection with any such proceeding. The Titling Trustee shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable it to carry out its duties under this Agreement and the other documents relating to a Securitized Financing.

     SECTION 4.02  LIABILITY OF SERVICER; INDEMNITIES.

     (a) The Servicer shall be liable in accordance with this Agreement and the other documents relating to a Securitized Financing only to the extent of the obligations specifically undertaken by the Servicer and shall have no other obligations or liabilities hereunder or thereunder. The Servicer shall indemnify, defend and hold harmless:

          (i) (A) the Titling Trust, the Titling Trustee and the Trust Agent from and against any and all Liabilities arising out of or resulting from its use, ownership or operation of any Leased Vehicle; and (B) the Titling Trust, the Titling Trustee and the Trust Agent from and against any taxes that may at any time be asserted against any of them with respect to the transactions contemplated by this Agreement (other than taxes with respect to fees payable hereunder, such fees being payable by the related Beneficiary, or as herein provided, by the Servicer), including any state sales, gross receipts, general corporation (including franchise and minimum income taxes), tangible personal property, privilege or license, taxes and costs and expenses in defending against the same, in each case to the extent not paid by the related Obligors and to the extent related Titling Trust Assets are not available therefor hereunder or are insufficient therefor;

          (ii) the Titling Trust, the Titling Trustee, the Trust Agent and the Beneficiaries from and against any and all Liabilities to the extent that such Liabilities arose out of, or are imposed upon, any of them through the Servicer by reason of its disregard of its obligations and duties hereunder or thereunder; and

          (iii) the Titling Trustee and the Trust Agent from and against all Liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement, except to the extent that such Liabilities: (A) are due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Titling Trustee or Trust Agent, (B) arise from the material breach by the Titling Trustee or the Trust Agent of any of its representations or warranties set forth in this Agreement, or (C) shall arise out of or be incurred in connection with the performance by the Titling Trustee of the duties of a successor Servicer hereunder, or of any such duties on behalf of the Titling Trustee by the Trust Agent.

     (b) Indemnification under this Section shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section and the recipient thereafter collects any such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest, to the extent of such payments made by the Servicer. Indemnification under this Section shall survive any transaction described in Section 4.03 with respect to any and all Titling Trust Assets as of the date of such transaction and any acts, occurrences or transactions related thereto whether arising before or after the date of such transaction.

     SECTION 4.03. MERGER, CONSOLIDATION, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party or (iii) succeeding to the business of the Servicer and which is otherwise servicing leases or retail installment sales contracts, which corporation executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 4.03 to the Titling Trustee, the UTI Beneficiary and each Rating Agency.

     SECTION 4.04  LIMITATION ON LIABILITY OF SERVICER AND OTHERS.

     (a) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Titling Trust, the Titling Trustee, the Trust Agent, or any Beneficiary, except as otherwise provided in this Agreement and the other documents relating to a Securitized Financing, for any action taken or for refraining from the taking of any action pursuant hereto or thereto, or for errors in judgment. Notwithstanding the foregoing, this provision shall not protect the Servicer or any such Person against any Liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations hereunder or thereunder. The Servicer and its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder or thereunder.

     (b) Except as provided in this Agreement and the other documents relating to a Securitized Financing, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Titling Trust Assets in accordance herewith or therewith and that in its opinion may involve it in any expense or Liability. Notwithstanding the foregoing, the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other documents relating to a Securitized Financing and the rights and duties of the parties hereto or thereto and the interests of any Beneficiary hereunder or thereunder. In such event, the reasonable legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Titling Trust Assets relating to the applicable Sub-Trust and the Servicer shall be entitled to be reimbursed therefor solely from funds available therefor.

     SECTION 4.05  SERVICER NOT TO RESIGN; DELEGATION OF DUTIES.

     (a) Subject to Section 4.03, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Titling Trustee. No such resignation shall become effective until a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 4.03. The Titling Trustee will, in no event, be obligated to serve as successor servicer except upon its express prior written consent.

     (b) The Servicer may not assign any of its rights, powers, duties or obligations under this Agreement. Notwithstanding the foregoing, the Servicer may make such an assignment in connection with a consolidation, merger, conversion or succession effected in compliance with Section 4.03 or in connection with the transfer to a successor servicer as contemplated by clause
(a) above.

     (c) Except as provided in paragraphs (a) and (b) of this Section or in any other document relating to a Securitized Financing, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement has been terminated as provided in Section 8.01 and shall survive the exercise by the Titling Trustee of any right or remedy under, or the enforcement by the Titling Trustee of any provision contained in, this Agreement or any other documents relating to a Securitized Financing.

     (d) Notwithstanding the foregoing, the Servicer may enter into subservicing agreements with one or more subservicers (which may be Affiliates of the Servicer) for the servicing and administration (in whole or in part) of the Contracts and the Leased Vehicles, with the consent of the Beneficiaries (which consent shall not be unreasonably withheld) if such subservicer is not an Affiliate of the Servicer. References in this Agreement or any other document relating to a Securitized Financing to actions taken or to be taken by the Servicer in servicing the Contracts and Leased Vehicles include actions taken or to be taken by any such subservicer on behalf of the Servicer. Each such subservicing agreement will be upon terms and conditions not inconsistent with this Agreement and the other documents relating to a Securitized Financing and as the Servicer and any such subservicer may agree and shall contain a non-petition covenant substantially identical to that set forth in Section 6.14. The Servicer shall provide the Titling Trustee with a copy of each such subservicing agreement.

     (e) Notwithstanding any subservicing agreement, any of the provisions of this Agreement or the other documents relating to a Securitized Financing that relate to agreements or arrangements between the Servicer and any subservicer or reference to actions that are taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Titling Trust and the Titling Trustee pursuant to Section 4.02 without diminution of such obligation or liability by virtue of such delegation or by virtue of indemnification from any subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Contracts and Leased Vehicles.

     SECTION 4.06 SERVICING COMPENSATION. The Servicer shall receive such fees and reimbursement for expenses with respect to the Titling Trust Assets relating to a Sub-Trust as may be agreed to from time to time between the Servicer and the related Beneficiary.

     SECTION 4.07 POWERS OF ATTORNEY. The Servicer is hereby designated by each Beneficiary, the Titling Trust, and the Titling Trustee as its true and lawful attorney-in-fact, with full power and authority to perform any and all acts related to managing, servicing, administering, collecting or repossessing any part of the Titling Trust Assets and any and all acts otherwise required or permitted to be performed by the Servicer pursuant to Section 4.01 or otherwise under this Agreement and the other documents relating to a Securitized Financing whether acting in its own name or in the name of the Titling Trust, the Titling Trustee or any Beneficiary. The Servicer is hereby authorized and empowered to execute and deliver, on behalf and in the name of each Beneficiary, the Titling Trust or the Titling Trustee, any and all instruments, certificates or other documents relating thereto. The Servicer also has the right, power and authority to designate in writing other persons and entities as true and lawful attorneys-in-fact for and on its or their behalf to do anything that the Servicer has the power to do under this Agreement and the other documents relating to a Securitized Financing. Without limiting the generality of the foregoing, the Servicer or any such person or entity designated by the Servicer is hereby authorized and empowered by the Titling Trustee and the Titling Trust to execute and deliver, on behalf of the Titling Trust and the Titling Trustee, any and all applications for or duplicates of Certificates of Title in the name of the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, any and all applications for registrations of vehicles and/or license plates, any and all applications for transfers of Certificates of Title or registrations for vehicles and/or license plates, and any and all other instruments, certificates or other documents which the Servicer deems necessary or advisable to record, hold or release title to and/or registration of motor vehicles in the name of the Titling Trust or the Titling Trustee, as appropriate.

     SECTION 4.08  PROTECTION OF TITLE TO TITLING TRUST.

     (a) The Servicer shall maintain its computer systems so that its master computer records (including any back-up archives) that refer to any Leased Vehicles indicate clearly that legal title to such Leased Vehicle is held by the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, as appropriate, as nominee holder of legal title for the related Beneficiary. Indication of the legal title of the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, to a Leased Vehicle shall be deleted from or modified on such computer systems when, and only when, legal title to such Leased Vehicle is no longer owned by the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, for the benefit of the related Beneficiary.

     (b) If at any time the Servicer or a Beneficiary proposes to sell, grant a security interest in or otherwise transfer any interest in any Leased Vehicles to any prospective purchaser, lender or other transferee, all computer tapes, records or print-outs (including any restored from back-up archives) delivered by the Titling Trustee to such prospective purchaser, lender or other transferee that refers in any manner whatsoever to any Leased Vehicle shall indicate clearly that legal title to such Leased Vehicle is held in the name of the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, for the benefit of the related Beneficiary.

                                     ARTICLE V

                                      PAYMENTS

     SECTION 5.01 PAYMENTS FROM TITLING TRUST ASSETS ONLY. All payments, if any, to be made by the Titling Trustee or the Servicer under this Agreement or any other documents relating to a Securitized Financing, other than
(i) indemnities of the Servicer pursuant to Section 4.02, (ii) payment of the Titling Trustee's fees and expenses by the Servicer pursuant to Section 6.13 or
(iii) amounts owing by the Titling Trustee arising from its willful misfeasance, bad faith or negligence, shall be made only from any then available collections and proceeds in respect of the Titling Trust Assets or the SUBI Assets of the related Sub-Trust, as appropriate, and only to the extent that the Titling Trustee or the Servicer shall have received such collections and proceeds in respect thereof to make such payments in accordance with the terms hereof. This
Section is not intended to override the waivers of limited liability by the Beneficiaries made in Section 3.02.

     SECTION 5.02 MANNER OF PAYMENT. All amounts payable to Beneficiaries pursuant to this Agreement or any other document relating to a Securitized Financing shall be paid or caused to be paid by the Titling Trustee or the Servicer, as the case may be, to or for the account of the related Beneficiary in immediately available funds by wire transfer or other method of same-day transfer.

                                      ARTICLE VI

                                 THE TITLING TRUSTEE

     SECTION 6.01  DUTIES AND POWERS OF TITLING TRUSTEE.

     (a) The Titling Trustee and the Trust Agent undertake to perform such duties and engage in such activities, and only such duties and activities, as are specified in this Agreement, any SUBI Supplement or UTI Supplement, any other amendment to this Agreement, SUBI Supplement or UTI Supplement, or as may be directed by the Beneficiary in a manner not contrary to the terms hereof or thereof from time to time, including in connection with (i) Securitized Financings, (ii) sales of Contracts and other Titling Trust Assets to the extent permitted by the terms of any existing Securitized Financings (so long as the Certificate of Title of any Leased Vehicle so sold is amended to reflect the transfer of ownership thereof from the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, as applicable, unless applicable law permits the transfer of ownership of a motor vehicle without an amendment to the vehicle's certificate of title) or (iii) activities ancillary thereto.

     (b) Neither the Titling Trustee nor the Trust Agent shall engage in any activities other than activities required or permitted by the provisions of this Agreement. Except as provided in or permitted by this Titling Trust Agreement, any UTI Supplement, any SUBI Supplement or any related SUBI Servicing Supplement, neither the Titling Trustee nor the Trust Agent shall (i) issue beneficial interests in the Titling Trust Assets or securities of the Titling Trust other than the UTI and UTI Certificates and one or more SUBIs and SUBI Certificates; (ii) borrow money on behalf of the Titling Trust; (iii) make loans on behalf of the Titling Trust; (iv) invest in or underwrite securities; (v) offer securities in exchange for Titling Trust Assets (other than UTI Certificates and SUBI Certificates); (vi) repurchase or otherwise reacquire any UTI Certificate or SUBI Certificate except as permitted by or in connection with any Securitized Financing; or (vii) grant any security interest in or lien upon any Titling Trust Assets.

     (c) At the direction of the UTI Beneficiary or the Servicer and at the expense of the Servicer, the Titling Trustee shall: (i) apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary and appropriate for the Titling Trust or the Titling Trustee in carrying out the terms of this Agreement (including receiving assignments of Contracts and causing Certificates of Title to reflect the Titling Trust, or the Titling Trustee on behalf of the Titling Trust, as the owner of the Leased Vehicles) in each jurisdiction that the UTI Beneficiary or the Servicer reasonably deems appropriate; (ii) file (or cause to be filed) all notices, reports and other required filings in each jurisdiction that the UTI Beneficiary or the Servicer reasonably deems appropriate; (iii) file (or cause to be filed) in each jurisdiction that the UTI Beneficiary or the Servicer reasonably deems appropriate applications for Certificates of Title as are necessary and appropriate so as to cause the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, to be recorded as the holder of legal title of record of the Leased Vehicles and to execute and deliver to each Dealer a power of attorney in order to allow such Dealers to so record the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, as the holder of legal title to such Leased Vehicles; (iv) to the extent that the UTI Beneficiary or the Servicer deems it necessary or useful to have a lien recorded on Certificates of Title, file (or cause to be filed) in each jurisdiction that the UTI Beneficiary or the Servicer reasonably deems appropriate, such applications as are necessary to record upon each of the Certificates of Title an Administrative Lien in favor of an Administrative Lienholder; (v) be, or cause the Titling Trust to be, the assignee of the original Dealer/Obligee with respect to the Contracts; and (vi) pay or cause to be paid all applicable taxes and fees properly due and owing in connection with its activities.

     (d) The Titling Trustee, or the Trust Agent on its behalf, shall establish accounts and receive, maintain, invest and disburse funds in accordance with Articles V and VII hereof and the SUBI Supplements.

     (e) Neither any Beneficiary nor the Servicer shall direct the Titling Trustee or the Trust Agent to take any action that (i) is inconsistent with the purposes of the Titling Trust as set forth in Section 2.04 or (ii) would result in the treatment of the Titling Trust or any SUBI Sub-Trust as an entity that is taxable as an "association" for federal income tax purposes.

     SECTION 6.02  DUTY OF CARE.

     (a) In carrying out their duties hereunder, the Titling Trustee and the Trust Agent each shall exercise the rights and powers vested in it only as set forth in this Agreement. No provision of this Agreement shall be construed to relieve the Titling Trustee or the Trust Agent from liability for their own negligent actions, negligent failure to act, bad faith or willful misfeasance or similar act or omission; provided, however, that:

     (i) neither the Titling Trustee nor the Trust Agent shall be personally liable for any action taken, suffered or omitted by it or any error of judgment, in each case made in good faith by any officer of, or any other employee of the Corporate Trust Office of, the Titling Trustee or any Trust Agent, including the president, any vice-president, assistant vice-president, trust officer, corporate secretary or assistant corporate secretary or any other officer of the Titling Trustee or such Trust Agent customarily performing functions similar to those performed by such officers or to whom any corporate trust matter is referred because of such Person's knowledge of or familiarity with the particular subject, unless it shall be proved that the Titling Trustee or Trust Agent was negligent or acted with willful misfeasance in performing its duties in accordance with the terms of this Agreement; and

     (ii) neither the Titling Trustee nor the Trust Agent shall be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the express direction of the UTI Beneficiary (to the extent relating to the Undivided Trust Interest) or the holder or pledgee of a SUBI Certificate that is not the Titling Trustee or a trust agent of the Titling Trustee in connection with a Securitized Financing (to the extent relating to the SUBI evidenced thereby) relating to the exercise of any trust, power or authority conferred upon the Titling Trustee under this Agreement.

     (b) Notwithstanding subsection (a) above, the Titling Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Titling Trustee to perform, or be responsible for the manner of performance of, any of the obligations of a Servicer hereunder or under any related SUBI Servicing Supplement except during such time, if any, as the Titling Trustee shall be successor to, and be vested with the rights, duties, powers and privileges of, any Servicer in accordance with the terms of this Agreement or any related SUBI Servicing Supplement.

     (c) Except for actions expressly authorized by this Agreement, a SUBI Supplement, a UTI Supplement, or an amendment thereto, the Titling Trustee shall take no action as to which the Titling Trustee has been notified by a Beneficiary, or has actual knowledge, that such action would impair the beneficial interests in the Titling Trust, would impair the value of any Titling Trust Asset or would adversely affect the then outstanding credit rating issued by a Rating Agency with respect to any class of securities issued in a Securitized Financing.

     (d) All information obtained by the Titling Trustee regarding the administration of the Titling Trust, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Titling Trustee in confidence and shall not be disclosed to any other Person other than to the Trust Agent or an appropriate Beneficiary unless such disclosure is required by any applicable law or regulation or pursuant to subpoena, or such information is already otherwise publicly available.

     SECTION 6.03 CERTAIN MATTERS AFFECTING THE TITLING TRUSTEE. Except as otherwise provided in this Agreement:

     (a) The Titling Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by an authorized signatory of the relevant party. In particular, but without limitation, whenever in this Agreement it is provided that the Titling Trustee shall receive or may rely on the instructions or directions of a Beneficiary in connection with a Securitized Financing, any written instruction or direction purporting to bear the signature of any officer or authorized signatory of the Beneficiary, or the holder or pledgee of a UTI Certificate or a SUBI Certificate in connection with a Securitized Financing reasonably believed by it to be genuine may be deemed by the Titling Trustee to have been signed or presented by the proper party.

     (b) The Titling Trustee may consult with counsel, and any written opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such opinion of counsel.

     (c) The Titling Trustee shall be under no obligation to exercise any of the discretionary rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of a Beneficiary in connection with a Securitized Financing or any Beneficiary of the Titling Trust pursuant to the provisions of this Agreement, unless such requesting Person(s) shall have offered to the Titling Trustee reasonable security or indemnity against the Liabilities that may be incurred therein or thereby.

     (d) The Titling Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by a Beneficiary; provided, however, that if the payment within a reasonable time to the Titling Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Titling Trustee, not reasonably assured to the Titling Trustee by the security afforded to it by the terms of this Agreement or any SUBI Supplement, the Titling Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person(s) requesting such examination or, if paid by the Titling Trustee, shall be reimbursed as a Titling Trust expense upon demand.

     (e) The Titling Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys or one or more custodians and shall not be liable for the negligence or willful misconduct of such agents or attorneys appointed with due care. By way of illustration and not in limitation of the foregoing, the Titling Trustee may from time to time enter into one or more Trust Agency Agreements with such Trust Agents, including any Affiliate of the Titling Trustee, as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiary. Notwithstanding the foregoing, the Titling Trustee shall replace any Trust Agent if (i) in the good faith judgment of the UTI Beneficiary, the compensation or level of service of such Trust Agent shall no longer be reasonably competitive with those of any alternative agent reasonably proposed by the UTI Beneficiary, or (ii) if the Trust Agent has materially breached its obligations under the Trust Agency Agreement, the UTI Beneficiary or a Beneficiary in connection with a Securitized Financing has given written notice to the Titling Trustee and the Trust Agent of such breach, and the Trust Agent has not cured such breach in all material respects within 30 Business Days thereafter. Such Trust Agency Agreement shall specify the duties, powers, liabilities, obligations and compensation of such Trust Agent(s) to carry out on behalf of the Titling Trustee any or all of its obligations as Titling Trustee of the Titling Trust arising under this Agreement or otherwise and shall contain a non-petition covenant substantially identical to that set forth in Section 6.14, provided, however, that nothing contained in any Trust Agency Agreement shall excuse, limit or otherwise affect any power, duty, obligation, liability or compensation otherwise applicable to the Titling Trustee hereunder. The Titling Trustee hereby engages First Bank National Association as its initial Trust Agent, and First Bank National Association by its signature hereto accepts such engagement, with all provisions of this Section 6.03(e) relating to Trust Agents constituting a Trust Agency Agreement between First Bank National Association and the Titling Trustee, subject to any amendment or supplement thereto between such parties not inconsistent herewith. First Bank National Association shall carry out as Trust Agent each and every obligation of the Titling Trustee hereunder and under any SUBI Supplement and is hereby delegated by the Titling Trustee all power and authority delegable by the Titling Trustee hereunder in order better to be able to carry out its duties as Trust Agent.

     SECTION 6.04 TITLING TRUSTEE NOT LIABLE FOR CERTIFICATES OR LOSSES. The Titling Trustee shall have no obligation to perform any of the duties of the Grantor or the Servicer unless explicitly set forth herein or in any SUBI Supplement or related SUBI Servicing Supplement. The Titling Trustee shall at no time have any responsibility or liability for or with respect to the (a) legality, validity and enforceability of any security interest in any Trust Asset; (b) the perfection or priority of such a security interest or the maintenance of any such perfection and priority; (c) the efficacy of the Titling Trust or its ability to generate the payments to be distributed to any Beneficiary or its permitted assignee(s) under this Agreement, including the existence, condition, location and ownership of any Trust Asset; (d) the existence and enforceability of any Insurance Policy; (e) the existence and contents of any Contract or any computer or other record thereof; (f) the validity of the assignment of any Trust Asset to the Titling Trustee or of any intervening assignment; (g) the completeness of any Contract; (h) the performance or enforcement of any Contract; (i) the compliance by the Grantor or any Servicer with any covenant or the breach by the Grantor or any Servicer of any warranty or representation in any document and the accuracy of any such warranty or representation prior to the Titling Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; (j) any investment of monies by any Servicer or any loss resulting therefrom (it being understood that the Titling Trustee shall remain responsible for any Titling Trust Assets that it may hold); (k) the acts or omissions of any Dealer or any other Person, the Grantor, any Servicer or any obligor under, or in connection with the origination of, any Contract; (1) any action of any Servicer taken in the name of the Titling Trustee; or (m) any action by the Titling Trustee taken at the instruction of any Servicer; provided, however, that the foregoing shall not relieve the Titling Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the Titling Trustee's or any Trust Agent's willful misconduct, bad faith or negligence, (i) no recourse shall be had against the institution serving as Titling Trustee in its individual capacity for any claim based on any provision of this Agreement, a SUBI Supplement or UTI Supplement or any amendment thereof, a SUBI Certificate or any Trust Asset or assignment thereof and (ii)the Titling Trustee shall not have any personal obligation, liability or duty whatsoever to the UTI Beneficiary or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Titling Trust Assets (subject to Section 3.04) or any indemnitor who shall furnish indemnity as provided in this Agreement. The Titling Trustee shall not be accountable for the use or application by a Beneficiary of any SUBI Certificate or of the proceeds of such SUBI Certificate, or for the use or application of any funds properly paid to any Servicer hereunder or pursuant to any SUBI Servicing Supplement.

     SECTION 6.05 INDEMNITY OF TITLING TRUSTEE AND TRUST AGENTS. The Titling Trustee and any Trust Agent shall be indemnified and held harmless out of and to the extent of the Titling Trust Assets with respect to any Claim arising out of or incurred in connection with (a) any of the Titling Trust Assets (including any Claim relating to any Contract, Leased Vehicle, consumer fraud, consumer leasing act violation, misrepresentation, deceptive and unfair trade practice, and any other claim arising in connection with any Contract, personal injury or property damage claim arising with respect to any Leased Vehicle or any claim with respect to any tax arising with respect to any Titling Trust Asset) or (b) the Titling Trustee's or Trust Agent's acceptance or performance of the trusts and duties contained in this Agreement or any Trust Agency Agreement, with any allocation of such indemnification among the Titling Trust Assets to be made as provided for in Section 3.04; provided, however, that neither the Titling Trustee nor any Trust Agent shall be indemnified or held harmless out of the Titling Trust Assets as to any Claim (i) for which the Servicer shall be expressly and solely liable hereunder or pursuant to any SUBI Servicing Supplement (unless the Servicer shall not have paid such claim upon the final determination of its liability therefor), (ii) incurred by reason of the Titling Trustee's or such Trust Agent's willful misconduct, bad faith or negligence or
(iii) incurred by reason of the Titling Trustee's breach of its representations, warranties or covenants herein or in any Transaction Document. The Beneficiaries will indemnify, defend and hold harmless the Titling Trustee and any Trust Agent for any such Claims that the Titling Trust Assets are insufficient to satisfy, with any allocation of such indemnification among the Beneficiaries to be made as provided for in Section 3.04. Such indemnification shall be irrespective of any other indemnification provided to the Beneficiaries under any other documents relating to a Securitized Financing.

     SECTION 6.06 TITLING TRUSTEE'S RIGHT NOT TO ACT. Notwithstanding anything to the contrary contained herein, the Titling Trustee shall have the right to decline to act in any particular manner otherwise provided for herein if the Titling Trustee, being advised in writing by counsel, determines that such action may not lawfully be taken, or if the Titling Trustee in good faith shall determine that such action would be illegal or subject it to personal liability or, in the case of a direction from one or more Beneficiaries, be prejudicial to the rights of other Beneficiaries; and provided further, that nothing in this Agreement shall impair the right of the Titling Trustee to take any action deemed proper by the Titling Trustee that is not inconsistent with such otherwise required acts.

     SECTION 6.07  QUALIFICATION OF TITLING TRUSTEE.

     (a) Except as otherwise provided in this Agreement, the Titling Trustee under this Agreement shall at all times (i) be a corporation organized under the laws of one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico (which corporation shall not be the Grantor or any Affiliate thereof), (ii) be authorized to exercise trust powers in the State of Delaware as and to the extent contemplated herein or have appointed a Delaware Trustee that is so authorized, (iii) have a principal place of business in the State of Delaware or have appointed a Delaware Trustee that has such a principal place of business,
(iv) be qualified, or promptly will be qualified, to do business as a foreign corporation in each of the Trust States and (v) be otherwise acceptable to each Rating Agency rating any class of securities at the request of the Grantor issued in connection with any Securitized Financing and to any pledgee of a UTI Pledge (such acceptance by any such pledgee not to be unreasonably withheld, delayed or conditioned).

     SECTION 6.08  RESIGNATION OR REMOVAL OF TITLING TRUSTEE.

     (a) The Titling Trustee may not at any time resign without the express written consent of the Beneficiaries.

     (b) If at any time the Titling Trustee shall cease to be qualified in accordance with Section 6.07, or if any representation or warranty made by the Titling Trustee pursuant to Section 6.12 or the Trust Agent pursuant to Section
6.15 shall prove to have been untrue in any material respect when made and shall not have been cured within 45 days after any Beneficiary gives the Titling Trustee written notice of such inaccuracy, but the Titling Trustee shall fail to resign after written request therefor by any Beneficiary or pledgee of any UTI Certificate or SUBI Certificate in connection with a Securitized Financing, or if at any time the Titling Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Titling Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Titling Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the UTI Beneficiary shall remove the Titling Trustee. If the Titling Trustee is removed under the authority of the immediately preceding sentence, the UTI Beneficiary shall promptly appoint a successor Titling Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Titling Trustee so removed and one copy to the successor Titling Trustee, together with payment of all fees owed to the outgoing Titling Trustee.

     (c) Any resignation or removal of the Titling Trustee and appointment of a successor Titling Trustee pursuant to any of the provisions of this section shall not become effective until acceptance of appointment by the successor Titling Trustee.

     SECTION 6.09 SUCCESSOR TITLING TRUSTEE. Any successor Titling Trustee appointed as provided in Section 6.08 shall execute, acknowledge and deliver to the UTI Beneficiary, the Servicer and to its predecessor Titling Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Titling Trustee shall become effective and such successor Titling Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of the Titling Trustee under this Agreement, with like effect as if originally named as Titling Trustee. The predecessor Titling Trustee shall deliver to the successor Titling Trustee all documents and statements held by it under this Agreement, and the UTI Beneficiary and the predecessor Titling Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Titling Trustee all such rights, powers, duties and obligations. No successor Titling Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Titling Trustee shall be eligible under the provisions of Section 6.07. Upon acceptance of appointment by a successor Titling Trustee as provided in this Section, the UTI Beneficiary shall mail notice of the successor of such Titling Trustee under this Agreement to each pledgee or other Beneficiary of a UTI Certificate or a SUBI Certificate. If the UTI Beneficiary fails to mail such notice within ten days after acceptance of appointment by the successor Titling Trustee, the successor Titling Trustee shall cause such notice to be mailed at the expense of the UTI Beneficiary.

     SECTION 6.10 MERGER OR CONSOLIDATION OF TITLING TRUSTEE. The Titling Trustee shall not merge or consolidate with, or sell all or any substantial part of its assets to any other Person, without the express written consent of the UTI Beneficiary. Any such corporation (i) into which the Titling Trustee may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Titling Trustee shall be a party, or (iii) which may succeed to the corporate business of the Titling Trustee, which corporation executes an agreement of assumption to perform every obligation of the Titling Trustee under this Agreement, shall be the successor of the Titling Trustee hereunder, provided such corporation shall be eligible pursuant to Section 6.07, without the execution or filing of any other instrument or any further act on the part of any of the parties hereto other than the written consent of the UTI Beneficiary. The Titling Trustee shall give reasonable written notice to each SUBI Beneficiary and each Rating Agency of any such merger or consolidation.

     SECTION 6.11 APPOINTMENT OF CO-TITLING TRUSTEE, SEPARATE TITLING TRUSTEE, OR NOMINEE.

     (a) Notwithstanding any other provisions of this Agreement, if at any time the Titling Trustee determines that it is in the best interests of the Titling Trust to take any action for the purpose of meeting any legal requirements of any jurisdiction in which any Titling Trust Asset may at the time be located or within which such Titling Trust Asset is to be acquired or for any other purpose as so determined by the Titling Trustee, the Beneficiary of the Sub-Trust to which such Trust Asset is allocated and the Titling Trustee, acting jointly, shall have the power to execute and deliver all instruments to appoint one or more Persons approved by the Titling Trustee and such Beneficiary to act as co-trustee, jointly with the Titling Trustee, or as a separate trustee or nominee holder of legal title, of all or any part of such Titling Trust Assets, and to vest in such Person, in such capacity and for the benefit of such Beneficiary and its permitted assignee(s), such title to such Titling Trust Assets, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as such Beneficiary and the Titling Trustee may consider necessary or desirable. No co-trustee, separate trustee, or nominee holder of legal title under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 6.07, except that no co-trustee, separate trustee or nominee holder of legal title under this Agreement may be the UTI Beneficiary or any Affiliate thereof.

     (b) Each separate trustee, co-trustee and nominee holder of legal title shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Titling Trustee shall be conferred upon and exercised or performed by the Titling Trustee and such separate trustee, co-trustee or nominee holder of legal title jointly (it being understood that such separate trustee, co-trustee or nominee holder of legal title is not authorized to act separately without the Titling Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Titling Trustee under this Agreement or as successor to any Servicer under this Agreement or any SUBI Servicing Supplement), the Titling Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Titling Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee, co-trustee or nominee holder of legal title, but solely at the direction of the Titling Trustee;

          (ii) no trustee or nominee holder of legal title under this Agreement shall be personally liable by reason of any act or omission of any other trustee or nominee holder of legal title under this Agreement; and

          (iii) the Beneficiaries and the Titling Trustee acting jointly may at any time accept the resignation of or remove any separate trustee, co-trustee or nominee holder of legal title.

     (c) Any notice, request or other writing given to the Titling Trustee shall be deemed to have been given to each of the then separate trustees, co-trustees and nominee holders of legal title, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or other nominee holder of legal title shall refer to this Agreement and the conditions of this Section. Each separate trustee, co-trustee and nominee holder of legal title, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Titling Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Titling Trustee. Each such instrument shall be filed with the Titling Trustee and a copy thereof given to the Servicer and each Beneficiary.

     Any separate trustee, co-trustee or nominee holder of legal title may at any time appoint the Titling Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or nominee holder of legal title shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts relating to this Agreement and the Titling Trust Assets shall vest in and be exercised by the Titling Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Agreement, the appointment of any separate trustee, co-trustee or nominee holder of legal title shall not relieve the Titling Trustee of its obligations and duties under this Agreement.

     (d) The parties hereto shall appoint a Delaware Trustee to serve as the trustee of the Titling Trust in the State of Delaware pursuant to the Co-Trustee Agreement for the sole purpose of satisfying the requirements of the Delaware Act. The duties of such Delaware Trustee will be those expressly set forth in the Co-Trustee Agreement.

     SECTION 6.12 REPRESENTATIONS, WARRANTIES AND COVENANTS OF TITLING TRUSTEE. The Titling Trustee hereby represents, warrants and covenants for the benefit of the Grantor, each Beneficiary and each pledgee of a UTI Certificate or SUBI
Certificate:

     (a) ORGANIZATION AND GOOD STANDING. The Titling Trustee is a corporation, duly organized, validly existing and in good standing under the law of the State of Delaware and is, or promptly will be, qualified to do business as a foreign corporation and is, or promptly will be, in good standing in each state that is a Trust State as of the date of this Agreement. The Titling Trustee shall promptly take or cause to be taken all such actions and execute and file or cause to be executed and filed all such instruments and documents, the cost of which shall be a Titling Trust Expense, as may reasonably be required in order for the Titling Trustee to qualify to do business and be in good standing in each other State identified in writing from time to time by the Grantor or the UTI Beneficiary.

     (b) POWER AND AUTHORITY. The Titling Trustee has full power, authority and right to execute and deliver this Agreement, and has, or promptly will have, full power and authority to perform its obligations hereunder in each state that is a Trust State as of the date of this Agreement, and has taken all necessary action to authorize the execution and delivery of this Agreement, and has taken, or promptly will take, all necessary action to authorize performance by it of this Agreement in each state that is a Trust State as of the date of this Agreement.

     (c) DUE EXECUTION. This Agreement has been duly executed and delivered by the Titling Trustee, and is a legal, valid and binding instrument enforceable against the Titling Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     (d) NO CONFLICT. To the Titling Trustee's actual knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under any provision of any law, governmental rule, regulation, judgment, decree or order binding on the Titling Trustee (but excluding any matters of consumer protection or credit laws as to which the Titling Trustee has no actual knowledge and has conducted no independent investigation) or the articles of incorporation or bylaws of the Titling Trustee or any provision of any mortgage, indenture, contract agreement or other instrument to which the Titling Trustee is a party or by which it is bound.

     (e) SINGLE PURPOSE. The Titling Trustee has not engaged, is not currently engaged, and will not engage during the term of this Agreement in any other activity other than serving as Titling Trustee and in such ancillary activities as are necessary and proper in order to act as Titling Trustee in accordance with this Agreement, any SUBI Supplement or UTI Supplement, and any amendment thereto or any of the other documents relating to a Securitized Financing.

     SECTION 6.13 TITLING TRUSTEE'S FEES AND EXPENSES. The Titling Trustee shall be paid out of Titling Trust Assets in the UTI Portfolio reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and reimbursement for all services rendered by it in the execution of the Titling Trust and in the exercise and performance of any of the powers and duties under this Agreement and the other documents relating to a Securitized Financing to which it is a party, and as an expense of the Titling Trust, reimbursement of all reasonable costs and expenses (including reasonable attorneys' fees and expenses) of incorporation, qualification, periodic maintenance of its corporate franchises and qualification, annual board of directors' meetings and all necessary corporate filings, taxes (to the extent set forth in Section 4.02(a)(i)(B)) and fees.

     SECTION 6.14 NO PETITION. Each of the Titling Trustee and First Bank National Association, as Trust Agent, covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Securitized Financing has been paid in full, it will not institute against, or join any other Person in instituting against, TMCC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. This Section shall survive the termination of this Agreement or the resignation or removal of the Titling Trustee under this Agreement.

     SECTION 6.15 STOCK OF TMTT, INC. First Bank National Association hereby represents, warrants and covenants, for the benefit of the Grantor, each Beneficiary and each pledgee of a UTI Certificate or SUBI Certificate, as follows:

     (a) OWNERSHIP OF STOCK. All of the issued and outstanding Titling Trustee Stock is owned by First Bank National Association, free and clear of any lien, encumbrance or any other restriction, agreement or commitment of any kind (other than as provided for in this Agreement) that would in any way restrict First Bank National Association's ability freely to transfer, convey and assign the Titling Trustee Stock. All such Titling Trustee Stock currently outstanding is (and any Titling Trustee Stock that may be issued in the future will be) validly issued, fully paid and nonassessable and has not been (and will not be) issued in violation of any preemptive, first refusal or other subscription rights of any Person. There are no outstanding options, warrants, conversion' rights, subscription rights, preemptive rights, exchange rights or other rights, agreements or commitments of any kind obligating First Bank National Association to sell any Titling Trustee Stock or to issue any additional capital stock in the Titling Trustee to any Person. First Bank National Association will not issue any additional Titling Trustee Stock without the express written consent of the UTI Beneficiary.

     (b) TRANSFER OF TITLING TRUSTEE STOCK. For so long as First Bank National Association is acting as a Trust Agent pursuant to this Agreement or any Trust Agency Agreement, but subject to any applicable legal or regulatory requirements, it will retain ownership of all of the Titling Trustee Stock. If at any time (and for any reason, including First Bank National Association's resignation or termination as Trust Agent or the termination of the Titling Trust) First Bank National Association either is no longer acting as a Trust Agent, is no longer able, because of legal or regulatory changes, to own the Titling Trustee Stock, or the Titling Trustee would have to be removed pursuant to Section 6.08 because of its being owned by First Bank National Association, First Bank National Association will (i) notify the UTI Beneficiary of such event and (ii) sell to the UTI Beneficiary's designee (who shall not be the UTI Beneficiary or any Affiliate thereof), at the UTI Beneficiary's option, without recourse except with respect to the representations, warranties and covenants of the Titling Trustee and the Trust Agent contained herein, all of the Titling Trustee Stock for the sum of Ten Dollars ($10). The UTI Beneficiary's designee shall have sixty (60) days from the date of receipt of such notice in which to exercise such option and to consummate such acquisition, during which time First Bank National Association shall refrain from offering for sale or selling any Titling Trustee Stock to any Person other than the UTI Beneficiary's designee. If the UTI Beneficiary's designee shall not consummate such acquisition within such period, First Bank National Association shall be free to offer for sale or sell to any Person any or all of the Titling Trustee Stock or to dissolve the Titling Trustee; provided, however, that a successor Titling Trustee shall have been appointed in accordance herewith. If the UTI Beneficiary's designee shall timely exercise its option to acquire the Titling Trustee Stock, First Bank National Association shall promptly tender all such Titling Trustee Stock to such buyer at a time and place determined by the buyer, duly endorsed in blank or with duly endorsed stock powers attached, against payment of the purchase price. The UTI Beneficiary shall pay any transfer or similar taxes arising from a transfer of the Titling Trustee Stock as contemplated herein. If no designee of the UTI Beneficiary shall be willing to purchase the Titling Trustee Stock as described above, then the Titling Trustee and each Beneficiary shall have the right to petition a court of competent jurisdiction to appoint a successor trustee meeting the requirements for a successor trustee set forth herein.

                                    ARTICLES VII

                    ACCOUNTS; CASH FLOWS; PERMITTED INVESTMENTS

     SECTION 7.01  ACCOUNTS.

     (a) Unless otherwise specified in the UTI Supplement, the Titling Trustee will establish and maintain with respect to the Undivided Trust Interest a Lease Funding Account satisfying the definition of an Eligible Account. The Lease Funding Account shall be established and maintained in the name of the Titling Trustee on behalf of the UTI Sub-Trust. None of the Grantor, any Beneficiary or, subject to Section 7.02(c), the holder or pledgee of any UTI Certificate or SUBI Certificate shall have any right to draw on the Lease Funding Account without the express written consent of the Titling Trustee; provided, however, that the Titling Trustee, with the express written consent of the related UTI Beneficiary, shall so consent to the extent provided for in the documentation relating to any Securitized Financing of such UTI Certificate or SUBI Certificate. The Lease Funding Account shall only contain funds relating to UTI Assets.

     (b) For so long as the Monthly Remittance Conditions are satisfied, the Servicer shall not be required to remit to the Lease Funding Account collections in respect of any Titling Trust Assets allocable to the Lease Funding Account on a daily basis but shall be entitled to retain such collections, without segregation from its other funds, until the Business Day preceding the date identified as a "Distribution Date" in the related UTI Supplement, at which time the Servicer shall so remit all such collections in immediately available funds; provided that (i) investments on which the Trust Agent is the obligor (including repurchase agreements as to which it, in its commercial capacity, is liable as principal), may mature on the Distribution Date, and (ii) investments made of collections on deposit in a SUBI Collection Account in respect of the related Contracts and Leased Vehicles may mature on such dates as specified by the Titling Trustee at the Servicer's direction so as to maintain the availability of sufficient cash to make the payments described in any SUBI Supplement or related SUBI Servicing Supplement.

     Notwithstanding the foregoing, commencing with the first day of the first period identified as a "Collection Period" in the related UTI Supplement or SUBI Supplement, as the case may be, that begins at least two Business Days after the day on which any Monthly Remittance Conditions cease to be satisfied and for so long as the Monthly Remittance Conditions are not satisfied, all collections in respect of the UTI Assets or the related SUBI Assets, as applicable, then held by the Servicer shall be immediately so deposited and all such future collections shall be so remitted by the Servicer to the appropriate account in accordance with this Agreement or the related SUBI Servicing Supplement, as applicable, on a daily basis within two Business Days after receipt thereof. Each SUBI Servicing Supplement shall also provide (i) the terms on which any other funds received by any Servicer, including funds transferred from any of the SUBI Collection Accounts to the extent of (1) the net investment value (as recorded on the books of the Titling Trust) of any Contracts and Leased Vehicles allocated to a SUBI in a Trust Asset Transfer, (2) reimbursement of any Servicer Advances provided for in any Securitized Financing with respect to such SUBI or
(3) funding for such SUBI's share of any allocable Titling Trust Expenses will be deposited by the Servicer into the Lease Funding Account (or transferred directly to the Servicer, Grantor or UTI Beneficiary directly, as appropriate) and (ii)whether and under what circumstances any other funds received by the Servicer with respect to a SUBI Asset, including income with respect to any investment made in any SUBI Account, shall be deposited by the Servicer into an appropriate SUBI Account.

     (c) Except as otherwise provided in Section 7.03, a UTI Supplement or a SUBI Supplement, all Titling Trust Expenses shall be paid out of the Lease Funding Account or from monies held by the Servicer and allocable thereto or distributable in respect thereof, including: (i) any reimbursement due to the Servicer for payments from its own operating accounts in order to fund (A) amounts due to Dealers in payment for the assignment to the Titling Trustee of Contracts and Leased Vehicles occurring prior to the Titling Trustee's notice to the Servicer to cease acquiring Contracts and Leased Vehicles on behalf of the Titling Trustee given pursuant to Section 7.02(c)(ii) and (B) any other Advances made by the Servicer with the consent of the Titling Trustee (to be given at the direction of the UTI Beneficiary or in accordance with the terms of any Securitized Financing), with respect to any Contract or Leased Vehicle,
(ii) Servicer fees (and expenses, if any, not covered by the Servicer fee under any SUBI Servicing Supplement), (iii) Titling Trustee fees and expenses and
(iv) other Titling Trust Expenses, if any;

provided, however, that, to the extent that any Liability of the Titling Trustee or any Beneficiary is incurred in respect of Affected Trust Assets allocated to one or more Sub-Trusts, then such Liability shall be borne in accordance with
Section 3.04, and the Titling Trustee, at the direction of the Servicer, shall transfer periodically from the related SUBI Collection Accounts to the Lease Funding Account each Sub-Trust's appropriate share of such aggregate Liabilities of the Titling Trust.

     Prior to the funding of the Lease Funding Account from collections on outstanding Contracts or otherwise, the UTI Beneficiary will advance monies to fund the origination of Contracts as described in the UTI Supplement. The UTI Supplement or any SUBI Supplement may provide that all or any portion of the collections on the related UTI Assets or SUBI Assets will be deposited in the Lease Funding Account or the related SUBI Lease Funding Account for a period of time specified therein. Prior to the creation of a SUBI, the expenses of the Titling Trust will be advanced by the UTI Beneficiary or funded from collections on the Contracts in the UTI Portfolio, as more fully described in the UTI Supplement. Thereafter, during any period during which there are no monies on deposit in the Lease Funding Account, expenses of the Titling Trust will be advanced by the UTI Beneficiary as and to the extent provided in the UTI Supplement and each SUBI Supplement.

     (d) All or a portion of the funds deposited into the Lease Funding Account shall be separately invested by the Titling Trustee from time to time at the direction of the UTI Beneficiary or its designee in any of the Permitted Investments; provided, however, that should the terms of any Securitized Financing impose any more stringent limits on the types or tenors of permitted investments in the Lease Funding Account than are provided for in the definition of Permitted Investments, such limits shall apply thereto for the period specified in the related Transaction Documents. The Servicer is hereby made the designee of the UTI Beneficiary for such purpose. All income, gain or loss from investment of monies in the Lease Funding Account shall, unless otherwise specified in the Transaction Documents with respect to any Securitized Financing, be for the account of the UTI Beneficiary; provided that each such investment shall be made in the name of the Titling Trustee, its nominee or its Financial Intermediary. If at any time the relevant Beneficiary or its designee shall not have given the Titling Trustee a timely investment directive with respect to any account, the Titling Trustee shall invest and reinvest any monies in such account(s) in a mutual fund offered by the Trust Agent or an Affiliate thereof meeting the requirements of clause (i) of the definition of Permitted Investments.

     SECTION 7.02  RELATIONSHIP TO SECURITIZED FINANCINGS.

     (a) All funds in each SUBI Collection Account (other than any de minimis amount necessary to maintain the account), however derived, to the extent not required to fund that SUBI's share of Trust Liabilities or to fund any Trust Asset Transfer into that SUBI Sub-Trust as provided for in the related SUBI Supplement, shall be reinvested or paid out in accordance with the terms and provisions hereof or of such SUBI Supplement.

     (b) A UTI Pledge shall be recognized by the Titling Trustee for purposes of this Agreement only if the UTI Beneficiary shall have given the Titling Trustee written notice of such UTI Pledge and the name and address of the related pledgee. During any period in which the

Titling Trustee has neither received notice from any pledgee of a UTI Pledge nor otherwise obtained actual knowledge to the effect that (i) there is any sum due with respect to any Securitized Financing secured by a UTI Pledge not otherwise timely paid by a UTI Beneficiary (after any applicable grace period), or
(ii) there is any outstanding and uncured other default by a UTI Beneficiary with respect to any such Securitized Financing (after any applicable grace period), the Titling Trustee, promptly upon receipt of a written demand therefor accompanied by a determination by such UTI Beneficiary (or any Servicer on its behalf) as to the amount of Excess Funds, shall pay out to such UTI Beneficiary upon its request the Excess Funds so requested.

     (c) During any period as to which the Titling Trustee either has received notice from any pledgee of a UTI Pledge or otherwise has obtained actual knowledge that either of the defaults described in Sections 7.02(b)(i) and
(ii) has occurred and is continuing, the Titling Trustee shall (i) not create any new SUBI, (ii) direct each Servicer not to accept any further assignments on behalf of the Titling Trustee of Contracts or Leased Vehicles (other than as provided for in Sections 7.03 and 7.04), and (iii) distribute to such pledgee of a UTI Pledge, on demand, all Excess Funds that would otherwise be distributable to the UTI Beneficiary.

     SECTION 7.03  SUBI LEASE FUNDING ACCOUNTS.

     In the event that for any reason (a) (i) a different Servicer shall be engaged by the Titling Trustee to manage one or more SUBI Portfolios, on the one hand, and the UTI Portfolio, on the other hand, or (ii) circumstances with respect to any Securitized Financing secured by a UTI Pledge are such that (A) the Titling Trustee has given to any Servicer the notice provided for in Section 7.02(c)(ii) or (B) if there is any outstanding UTI Pledge, the Titling Trustee is notified that a Trust Asset Transfer into one or more SUBI Sub-Trusts would cause a borrowing base deficiency (as defined in the documents related to such Securitized Financing) to occur in any Securitized Financing secured by a UTI Pledge, and (b) at such time the Titling Trustee, acting pursuant to any SUBI Supplement or SUBI Servicing Supplement, would otherwise be causing its Servicer to effect Trust Asset Transfers from the UTI Sub-Trust into one or more SUBI Sub-Trusts: (1) the Titling Trustee shall establish and maintain in its name for each SUBI a separate SUBI Lease Funding Account, (2) to the extent that the Titling Trustee would, but for the conditions set forth in the foregoing clauses
(a) and (b), cause the transfer from any SUBI Collection Account to the Lease Funding Account in connection with any Trust Asset Transfer, the Titling Trustee shall instead cause the transfer of such funds from that SUBI Collection Account to the SUBI Lease Funding Account established with respect to that SUBI, (3) the Titling Trustee shall direct the Servicer then servicing the respective SUBI Portfolio to acquire on behalf of the Titling Trust, for the account of that SUBI Sub-Trust rather than for the UTI Sub-Trust, Contracts and Leased Vehicles from Dealers, and (4) the Titling Trustee shall apply any such funds in any such SUBI Lease Funding Account directly to reimburse the Servicer then servicing that SUBI Portfolio for any payments made by it to Dealers in respect of such Contracts and Leased Vehicles. In the event that Contracts and Leased Vehicles are being acquired by any Servicer(s) on behalf of the Titling Trustee (on behalf of the Titling Trust) both with respect to the UTI Sub-Trust and any SUBI Sub-Trust simultaneously, the Titling Trustee shall first allocate all such Contracts and Leased Vehicles to the SUBI Sub-Trusts until funds available for such purpose in any SUBI Lease Funding Account shall be exhausted and then shall allocate all remaining Contracts and Leased Vehicles to the UTI Sub-Trust.

     SECTION 7.04 REBALANCING AFTER THIRD PARTY CLAIM. To the extent that a third party claim against Titling Trust Assets is satisfied out of Titling Trust Assets in proportions other than as provided in Section 3.04, then, notwithstanding anything to the contrary contained herein, the Titling Trustee shall promptly identify and reallocate (or cause the Servicer to identify and reallocate) the remaining Titling Trust Assets among the UTI Sub-Trust and each of the SUBI Sub-Trusts so that each shall bear the expense of the third party claim as nearly as possible as if the burden of such claim had been allocated as provided in Section 3.04.

                                    ARTICLE VIII

                                    TERMINATION

     SECTION 8.01  TERMINATION OF THE TITLING TRUST.

     (a) This Agreement and the Titling Trust shall terminate upon the last to occur of (i) the payment to the Beneficiaries and each permitted purchaser, assignee and pledgee thereof of interests in the Titling Trust of all amounts and obligations required to be paid to them, and the expiration or termination of all Securitized Financings by their respective terms, and (ii) the maturity or liquidation and the disposition of all Titling Trust Assets and the disposition to the Beneficiaries or their permitted purchasers, assignees or pledgees of all net proceeds thereof. Notwithstanding the foregoing, in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of this Agreement.

     (b) Upon the termination of the Titling Trust, (i) after satisfaction of all creditors, if any, of the Titling Trust, the Titling Trustee shall distribute the Titling Trust Assets to the Beneficiaries in accordance with this Agreement and the outstanding UTI Supplements and SUBI Supplements; (ii) the Beneficiaries to whom such Titling Trust Assets are distributed shall retitle or cause to be retitled any Leased Vehicles so distributed to those Beneficiaries and shall pay or cause to be paid all applicable titling and registration fees and taxes; and (iii) the Titling Trustee shall file or cause to be filed a certificate of cancellation with the Delaware Secretary of State pursuant to
Section 3810(c) of the Delaware Act.

     SECTION 8.02 TERMINATION AT THE OPTION OF BENEFICIARY. Notwithstanding the provisions of Section 8.01, the Titling Trust shall be deemed terminated, solely with respect to the Titling Trust Assets allocated to the related Sub-Trust, and not as to any of the Titling Trust Assets allocated to any other Sub-Trust, upon the written direction to the Titling Trustee by any Beneficiary with respect to such Sub-Trust to revoke and terminate such portion of the Titling Trust. Upon such termination of the Titling Trust with respect to such a Sub-Trust, the Titling Trustee shall distribute to the Beneficiary for such Sub-Trust all Titling Trust Assets allocated to such Sub-Trust and shall cause the Certificates of Title to the Leased Vehicles allocated to such Sub-Trust to be issued in the name of, or at the direction of, such Beneficiaries. The Beneficiary to whom such Titling Trust Assets are distributed shall then pay or cause to be paid all applicable titling and registration fees and taxes.

     SECTION 8.03 TITLING TRUSTEE ACTIONS UPON TERMINATION. Upon termination of this Agreement, the Titling Trust and/or one or more Sub-Trusts pursuant to
Section 8.01 or 8.02, the Titling Trustee shall take such action as may be requested by any Beneficiary to transfer the related Titling Trust Assets to such Beneficiary or such other Person as such Beneficiary may designate, including the execution of the assignment forms on the Certificates of Title and any other instruments of transfer and assignment with respect to the Leased Vehicles.

                                     ARTICLE IX

                              MISCELLANEOUS PROVISIONS

     SECTION 9.01 AMENDMENT. Prior to the first Securitized Financing, this Agreement may be amended by written agreement between the UTI Beneficiary and the Titling Trustee to correct or supplement any provision in this Agreement, to cure any ambiguity, and to add, change or eliminate any other provision of this Agreement with respect to matters or questions arising under this Agreement. After the first Securitized Financing, any such amendment shall also require such additional approvals, if any, as are required under documents relating to each Securitized Financing.

     SECTION 9.02 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to its conflicts of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 9.03 NOTICES. All demands, notices and communications under this Agreement shall be in writing and shall be delivered or mailed by registered or certified first class United States mail, postage prepaid, return receipt requested; hand delivery; prepaid courier service; or telecopier, and addressed in each case as follows: (a) if to the Grantor or UTI Beneficiary, at Toyota Motor Credit Corporation, 19001 S. Western Avenue, Torrance, California 90509,
Attention: Corporate Treasury Manager (Telecopier No. (310) 787-6194), (b) if to the Titling Trustee, at TMTT, Inc., care of First Bank National Association, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601, Attention: Toyota Lease Trust (at Telecopier No. (312) 228-9401), and (c) if to the Trust Agent, First Bank National Association, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601, Attention: Corporate Trust Office (at Telecopier No. (312) 228-9401) or at such other address as shall be designated by the Grantor or Beneficiary, the Titling Trustee or the Trust Agent in written notice to the other parties hereto. Delivery shall occur only upon actual receipt or rejected tender of such communication by an officer of the recipient entitled to received such notices located at the address of such recipient for notices hereunder. A copy of all notices to the Titling Trustee shall be delivered to First Bank National Association for so long as it is a Trust Agent.

     SECTION 9.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Certificates or the rights of the holders thereof.

     SECTION 9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     SECTION 9.06 SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their permitted successors and assigns and the Beneficiaries and their respective permitted successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by a Beneficiary shall bind the successors and assigns of such Beneficiary.

     SECTION 9.07 TABLE OF CONTENTS AND HEADINGS. The Table of Contents and Article and Section headings are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     IN WITNESS WHEREOF, TMCC, the Titling Trustee and, solely for the limited purposes set forth herein, First Bank National Association, as Trust Agent, have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



                              TOYOTA MOTOR CREDIT CORPORATION, as Grantor,
                              Initial Beneficiary and Servicer



                              By:
                                  ------------------------------------------
                                  Name:
                                  Title:



                              TMTT, Inc., as Titling Trustee



                              By:
                                  ------------------------------------------
                                  Name:
                                  Title:



                              FIRST BANK NATIONAL ASSOCIATION,
                                 as Trust Agent



                              By:
                                  ------------------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT A

                               FORM OF UTI SUPPLEMENT

                                                                      EXHIBIT B



                              FORM OF SUBI SUPPLEMENT






                                         B-1